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                                                                EXHIBIT 10 - mmm


                        FOURTH SHORT-TERM LOAN AGREEMENT

LOAN AGREEMENT, dated as of March 31, 1996 between Huls Corporation located at 13801 Riverport Drive, Maryland Heights, Missouri/USA, ("HC") and MEMC Electronic Materials, Inc., located at 501 Pearl Drive, O'Fallon, Missouri/USA ("MEMC").

MEMC desires to borrow on a day to day basis an original principal amount not to exceed at any one time a total amount of $10,000,000.00 and HC is willing, subject to and upon the terms and conditions herein set forth, to make such a loan to MEMC.

NOW, THEREFORE IT IS AGREED:

1.       Principal and Value:
         From time to time, beginning March 31, 1996, HC shall lend to MEMC and MEMC shall borrow from HC an amount to be designated by MEMC, not to exceed $10,000,000.00 outstanding at any one time. The loan shall be evidenced by a promissory note in substantially the form of Exhibit "A" attached hereto.

2.       Term and Maturity:
         Subject to paragraph 6 below, the principal amount of the loan outstanding together with any interest due and outstanding shall be paid by MEMC to HC on March 31, 1997, or at such later date as may be mutually agreed in writing by the parties.

3.       Rollover Dates:
         Any amount borrowed hereunder shall be on the basis of daily rollover periods. Each rollover date shall be a banking day in Chicago, Illinois ("banking day"). However, should the designated bank designated by HC in Section 5 be closed on a banking day, HC would not be required to loan money to MEMC nor would MEMC have the option to repay a loan. On the initial and each respective rollover date thereafter, MEMC shall have the option to repay the full principal amount outstanding or any portion thereof, rollover an amount outstanding, or borrow an additional amount provided that the total principal amount will not exceed $10,000,000.00. HC will issue wire transfer instructions for same day funds for the account of MEMC. MEMC will do the same for HC, in the case of repayment. Payments, draw-downs and rollovers shall be evidenced by a telefax or memorandum or verbal notification, from MEMC to HC by 9:30 a.m. Central time on the day money is to be borrowed, or repaid. HC shall reply with a telefax, memorandum or verbal notification confirming the rollover, the repayment or amount to be borrowed, the interest rate and amount of interest due.

4.       Interest Rates:
         Interest shall be calculated daily at the FED Funds opening rate plus .125% as quoted by VEBA Corporation ("VEBA") for corresponding loans on that same day, based on the Reuters screen (FPRV) "FED FUNDS, Overnight & Short Date". For loans outstanding on days other than banking days, the interest shall be calculated at the FED Funds plus .125% rate for the last preceding banking day. The interest rate shall be furnished daily if there is a loan outstanding. MEMC shall pay all outstanding interest on any day that it repays principal. Interest shall accrue on all outstanding amounts (including unpaid interest).

5.       Payment:
         Payments of interest and principal shall be made by wire transfer, or other method of same day settlement, only on banking days, not later than 9:45 a.m. Central time, to the account(s) of HC, with First National Bank of Chicago, Chicago, Illinois, or to such other account of HC as it may designate.

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6.       CANCELLATION:
         HC has the right to cancel this loan  agreement by giving MEMC fourteen
         (14) days' written notice.

7.       Copies:
         This agreement is made up of two (2) identical copies, of which one copy is for HC and the other for MEMC.

8.       Applicable Law:
         This agreement shall be governed by the laws of Missouri/U.S.A.

Agreed upon as of this 31st day of March, 1996.

Maryland  Heights,  Missouri                 O'Fallon,   Missouri
Huls  Corporation                            MEMC Electronic Materials, Inc.


By: /s/ Brian J. Sigg                        By: /s/ Kenneth L. Young
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    Brian J. Sigg                                Kenneth L. Young
    Vice President &                             Treasurer
    Chief Financial Officer